Exhibit (e)(iii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit C

                                     to the

                             Distributor's Contract

                         MONEY MARKET OBLIGATIONS TRUST

                     GOVERNMENT OBLIGATIONS TAX MANAGED FUND

                              INSTITUTIONAL SHARES

        In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp., Money Market Obligations Trust executes and delivers this Exhibit on behalf of Government Obligations Tax Managed Fund, and with respect to the Institutional Shares thereof, first set forth in this Exhibit.

        Witness the due execution hereof this 1st day of March, 1995.

ATTEST:                                     MONEY MARKET OBLIGATIONS TRUST

/S/ S. ELLIOTT COHAN                        By:  /S/ J. CHRISTOPHER DONAHUE

                 Assistant Secretary                       President

ATTEST:                                     FEDERATED SECURITIES CORP.

/S/ S. ELLIOTT COHAN                        By:  /S/ JOHN W. MCGONIGLE

                           Secretary                    Executive Vice President